Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Concentrated Core Fund
Nuveen Core Dividend Fund
Nuveen Equity Market Neutral Fund
Nuveen Large Cap Core Fund
Nuveen Large Cap Core Plus Fund
Nuveen Large Cap Growth Fund
Nuveen Large Cap Value Fund (formerly, Nuveen Multi-Manager
Large-Cap Value Fund)
Nuveen Intelligent Risk Conservative Allocation Fund
Nuveen Intelligent Risk Growth Allocation Fund
Nuveen Intelligent Risk Moderate Allocation Fund


Nuveen Investment Trust
811-07619


We hereby incorporate by reference a new Investment Advisory agreement, and a new Sub-Advisory Agreement filed as Exhibit
99D.1 and 99D.2, and Exhibit D.6, under Conformed
Submission Type 485BPOS, accession number 0001193125-14-
384553, on October 28, 2014.